Amendment No. 19 to Transfer Agency and Service Agreement

This Amendment No. 19, dated as of May 18, 2017 (the “Effective Date”), to the Transfer Agency and Service Agreement (this “Amendment”), by and between AQR Funds, a Delaware statutory trust established under the laws of the State of Delaware, having its principal place of business at Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830 (the “Trust”), and ALPS Fund Services, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Transfer Agent”).

WHEREAS, the Trust and the Transfer Agent entered into a Transfer Agency and Service Agreement, dated as of December 8, 2008, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Trust and the Transfer Agent wish to amend the provisions of the Agreement to reflect the addition of a new Portfolio and three classes of such new Portfolio under Schedule A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Upon the Effective Date, the parties hereto agree to delete the current SCHEDULE A – FUND LIST of the Agreement in its entirety and replace it with a new SCHEDULE A – FUND LIST attached hereto and incorporated by reference herein.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

AQR FUNDS		ALPS FUND SERVICES, INC.

By:	/s/ Nicole DonVito	By:	/s/ Jeremy O. May
Name:	Nicole DonVito	Name:	Jeremy O. May
Title:	Chief Legal Officer & Vice President	Title:	President

SCHEDULE A

FUND LIST

FUND	CLASSES OFFERED
AQR Large Cap Momentum Style Fund	Class I Class N Class R6

AQR Small Cap Momentum Style Fund	Class I Class N Class R6

AQR International Momentum Style Fund	Class I Class N Class R6

AQR Global Equity Fund	Class N Class I Class Y Class R6

AQR International Equity Fund	Class N Class I Class Y Class R6

AQR International Small Cap Fund	Class N Class I Class Y

AQR Emerging Markets Fund	Class N Class I Class Y

AQR Equity Plus Fund	Class N Class I

AQR Small Cap Core Fund	Class N Class I

AQR Small Cap Growth Fund	Class N Class I

AQR Diversified Arbitrage Fund	Class N Class I Class R6

AQR Managed Futures Strategy Fund	Class N Class I Class R6

AQR Risk Parity Fund	Class N Class I Class R6

AQR Multi-Strategy Alternative Fund	Class N Class I Class R6

AQR TM Large Cap Momentum Style Fund	Class I Class N Class R6

AQR TM Small Cap Momentum Style Fund	Class I Class N Class R6

AQR TM International Momentum Style Fund	Class I Class N Class R6

AQR Large Cap Defensive Style Fund	Class N Class I Class R6

AQR International Defensive Style Fund	Class N Class I Class R6

AQR Emerging Defensive Style Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I

AQR Risk Parity II MV Fund	Class N Class I Class Y Class R6

AQR Risk Parity II HV Fund	Class N Class I Class Y Class R6

AQR Large Cap Multi-Style Fund	Class N Class I Class R6

AQR Small Cap Multi-Style Fund	Class N Class I Class R6

AQR International Multi-Style Fund	Class N Class I Class R6

AQR Long-Short Equity Fund	Class N Class I Class R6

AQR Managed Futures Strategy HV Fund	Class N Class I Class R6

AQR Style Premia Alternative Fund	Class I Class N Class R6

AQR Global Macro Fund	Class N Class I Class R6

AQR Emerging Multi-Style Fund	Class I Class N Class R6

AQR Emerging Momentum Style Fund	Class I Class N Class R6

AQR Equity Market Neutral Fund	Class I Class N Class R6

AQR Style Premia Alternative LV Fund	Class I Class N Class R6

AQR TM Large Cap Multi-Style Fund	Class I Class N Class R6

AQR TM Small Cap Multi-Style Fund	Class I Class N Class R6

AQR TM International Multi-Style Fund	Class I Class N Class R6

AQR TM Emerging Multi-Style Fund	Class I Class N Class R6

AQR Style Premia Alternative II Fund	Class I Class N Class R6

AQR Large Cap Relaxed Constraint Equity Fund	Class I Class N Class R6

AQR Small Cap Relaxed Constraint Equity Fund	Class I Class N Class R6

AQR International Relaxed Constraint Equity Fund	Class I Class N Class R6

AQR Emerging Relaxed Constraint Equity Fund	Class I Class N Class R6

AQR Alternative Risk Premia Fund	Class I Class N Class R6